            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in each of the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated November 5, 2004 on the financial statements and financial highlights of Security Equity Fund in the Post-Effective Amendment No. 101 to the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 2-19458) and under the Investment Company Act of 1940 (Registration No. 811-01136).

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
January 27, 2005